PART II: INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the effective date of the Offering Statement

MIDNIGHT GAMING CORPORATION

(formerly McGraw Conglomerate Corporation)

(A Developmental Stage Company)

1900 E. Golf Road—Suite 950

Schaumburg, Illinois 60173

(888) 525-0010

Best Efforts Offering

1,250,000 Shares of Common Stock at $12.00 per Share

$15,000,000 Aggregate Offering

Minimum Offering: Not Applicable

Termination Date of Offering: September __ , 2018 Unless Extended

An Offering Statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein below (and associated Post-Effective Amendment(s)) has been filed with the U. S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment (the “Preliminary Offering Circular”). The securities described herein may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the laws of any such state. The applying Issuer/Registrant may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days following the completion of its sale to you that contains the uniform resource locator (“URL”) where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed or may be obtained.

Offering Circular Dated June __, 2018

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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The Company is a developmental stage company—i.e., a start-up without current revenue or operations. There currently is no market for our securities and a public market may never develop or, if any market does develop, it may not be sustained. Very specifically, our common stock is not traded on any exchange or on the over-the-counter market at the time of this Offering. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. The proceeds from this Offering will employed as outlined in “Use of Proceeds” and “Description of Business”-- specifically subject to the due diligence review and negotiating a definitive acquisition agreement with a contemplated acquisition of Midnight Entertainment, Inc. Note specifically that the proceeds of this Offering will be applied (and limited to) Midnight Entertainment, an eSports organization, and the eSports industry..

	Price to the Public	Underwriting Discount and Commissions	Proceeds to Issuer (2)(3)(4)	Proceeds to Other Persons

Per Share (3)	$12.00	(1)	$12.00	(4)

Total Minimum: Not Applicable	N/A	N/A	N/A	N/A

Total Maximum:	$15,000,000	(1)	$15,000,000	(4)

___________________

(1)

The Company’s common stock (the “Shares) is being offered on a “best-efforts” basis through broker-dealers which are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, a selling agreement had been entered into by us with one broker-dealer firm, Alexander Capital LLC. Selling commissions of from 2%-8% of the Offering Price may be paid to broker-dealers who are members of FINRA with respect to sales of Shares made by them in connection with the offering of Shares. We may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. We reserve the right to enter into posting agreements with equity crowdfunding firms, not associated with FINRA members, in connection with this Offering, for which we may pay non-contingent fees as compensation.

(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the Offering of the Shares. See “Use of Proceeds” and “Plan of Distribution.”

(3)

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. See “Plan of Distribution.”

(4)	The Company anticipates that it will incur approximately $400,000 in aggregate fees for professionals retained by the Company for this Offering. None of these expenses will be paid to a FINRA member.

We are providing the disclosure in the format prescribed by Part II of Form 1-A.

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THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH, IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS SUMMARIZED HEREIN. REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

If a subscription is rejected, the associated proceeds will be returned to the investors without interest. Otherwise since there is no minimum offering, proceeds from the sale of Shares will be retained by the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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DISTRIBUTION SPREAD

This is the initial offering of common stock of Midnight Gaming Corporation (formerly McGraw Conglomerate Corporation), a recently organized Delaware corporation (hereinafter sometimes referred to as “McGraw”, the “Company, “we”, “us” and “our”). We are offering for sale a total of 1,250,000 shares of our common stock at a fixed price of $12.00 per share for the duration of this offering (the “Offering”) There is no minimum that must be sold by us. The Offering is being conducted on a best efforts basis through registered broker-dealers which firms will be paid brokerage commissions ranging from 2%-8% of the Purchase Price. To the extent that our officer and/or director introduces friends, family members and business acquaintances to such selling agents, such officer and director will not receive commissions or any other remuneration from any such sales. We are employing Regulation A to qualify our securities for public trading under applicable Commission rules and, at least initially, is expected to be subject to reduced Regulation A alternative public company reporting requirements.

The Shares will be offered for sale at a fixed price of $12.00 per share for a period of 90 days from the effective date of this Offering Circular, unless extended by our board of directors for up to an additional 180 days. If all of the Shares offered by us are purchased, the gross proceeds to us will be $15,000,000. All funds raised will become available to us and will be used in accordance with our intended “Use of Proceeds” as set forth herein. Unless the subscription is rejected, investors are advised that they will not be entitled to a return of their subscription funds and could lose their entire investment.

There are no selling securityholders.

We are a development stage company and currently have no operations. Any investment in the Shares offered hereby involves a high degree of risk. You should only purchase Shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company.

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THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY FEDERAL OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 2.

TABLE OF CONTENTS.

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ITEM 3.

SUMMARY OF OFFERING

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Offering Circular. Prospective investors should consider carefully the information discussed under “Summary of Offering and Risk Factors.” An investment in our securities presents substantial risks and you could lose all or substantially all of your investment.

Basis of Presentation; Explanatory Notes.

For interpretative purposes respective to our responses in this Offering Circular, we consider ourselves a “small business” as that term is defined in 17 CFR 230.157.

Advice of Forward-Looking Statements

There are various sections of this Offering Circular that contain “forward-looking statements.” We use words such as “believe, “intend,” “expect,” “anticipate”, “plan,” “may,” “will” and similar expressions (in either their singular or plural forms) to identify forward-looking statements. All forward-looking statements including, but not limited to, projections, forecasts or estimates concerning any former business or plan of operations, including demand for our products and services, mix of revenue streams, ability to control and/or reduce operating expenses, anticipated operating results, cost savings, product development efforts, general outlook of our business and industry, our business, competitive position, adequate liquidity to fund our operations and meet our other cash requirements, are inherently uncertain as they are based on our management’s expectations and assumptions concerning such future events. These forward-looking statements are subject to numerous known and unknown risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those we anticipate and conveyed by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular are made as of the date hereof, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

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The following Summary highlights material information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Summary of Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements.

Overview

1,250,000 shares of common stock (the “Shares”) are being offered hereby by MIDNIGHT GAMING CORPORATION (formerly McGraw Conglomerate Corporation), a development stage Delaware corporation (the “Company,” “we,” “us” or “our”), on a best-efforts basis. This Offering was originally declared effective December 11, 2017 by the SEC but marketing considerations, including the creation of a selling group, has resulted in strong recommendations that the Company simplify its business model, concentrate its activities on eSports as discussed below and drop (at least at this time) the additional lines originally envisioned by management.

At the present time, there is no public market for the Company’s securities. An investment in the Shares offered for sale under this Offering Circular involves a high degree of risk. You should purchase Company securities only if you can afford losing your entire investment. (See “Risk Factors” beginning on page 11 of this Offering Circular.)

Unless earlier terminated, the Offering Period will be up to 90 days from the date hereof unless extended for up to an additional 180 days in the sole discretion of the Company. The Company is offering up to a maximum of $15,000,000 of such Shares. (See “Plan of Distribution.”) The date that the Company has accepted subscriptions for up to 1,250,000 Shares will mark the end of the Offering Period. At such time, the up to nine (9) month Offering Period will alternatively be suspended or discontinued. As described in greater detail in “Plan of Distribution,” the Offering is being made pursuant to an Offering Circular which may be extended for additional periods which will, in the aggregate, not exceed 24 months from the date the associated Form 1-A was declared effective by the SEC (December 11, 2017) and only if this Offering Circular and associated Offering Statement is substantially amended. During the Offering Period, unless the terms of the Offering are revised, Shares will be offered at $12.00 per share (the “Selling Price”). During the Offering Period (as it may be extended), investor funds will be promptly returned, excluding any interest, if subscriptions are rejected.

The minimum purchase is $1,200 (100 shares); additional purchases by existing Shareholders may be made in increments of $600 (50 shares) or more.

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INVESTORS ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ESTABLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO CURRENT DOLLAR VOLUME OF SUBSCRIPTIONS.

UNTIL SEPTEMBER ___, 2018 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS OFFERING CIRCULAR. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS OFFERING CIRCULAR WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The following Summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. All references in this Offering Circular to shares are as of April 1,2018 unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading “Summary of Risk Factors.”

The Company is a recently organized Delaware corporation located at 1900 E. Golf Road—Suite 950, Schaumburg, Illinois 60173 (Telephone: 888-525-0010). The Company intends, thru its acquisition of Midnight Entertainment, Inc. (directly or as a subsidiary to expand existing and profitable business models in the eSports space into fully developed operations, thereby increasing revenue and profitability of the Company for the benefit of its shareholders. The Company will implement a growth by acquisition model, in pursuit of acquiring profitable holdings in the eSports industry.

However, because of SEC requirements, any acquisitions sourced with proceeds from this described in "Use of Proceeds" and "Description of Business," respectively.

As an emerging growth company in the early exploration stage, our plan of operations has been structured in a manner that management believes brings the requisite skills and services to the Company in order to operate efficiently and at the same time manage overhead costs. It is anticipated that initially the Company will not have any employees beyond its sole officer and director.

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SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which has been derived from audited financial statements included elsewhere in this Offering Circular, reflects the operations of the Company for its limited operating history as of and for the period from inception to September 30, 2017 (Appendix I).This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Current Assets	$43
Non-current Assets	$0
Current liabilities	$65,710
Long Term Liabilities	$0
Gross Profit	$0
Loss from Continuing Operations since inception	$(90,867)
Net Loss	$(90,867)

PRO FORMA FINANCIAL INFORMATION

Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Consequently, pro forma information would serve no useful purpose.

Compiled, unaudited financial statements as of March 31, 2018 (see Appendix II) are provided in this Offering Circular. In addition, summary financial data through September 30, 2017 provided in “Selected Financial Data” above.

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RISK FACTORS

Investing in our Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. As a result, if and when our common stock is eligible to become quoted, the trading price of our Shares could decline, and you may lose all or part of your investment in our Shares. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

(1) THE PRICE OF THE SHARES OFFERED HAS BEEN ARBITRARILY ESTABLISHED. The $12.00 per share price of the common stock has been established by our current management, considering such matters as the state of the Company’s business development and the general condition of the industry (now limited to eSports) in which we expect to operate. The offering price bears little relationship to the Company’s assets, net worth or any other objective criteria.

(2) THE COMPANY, IN THE EARLY STAGES OF DEVELOPMENT, HAS ONLY RECENTLY BEEN ORGANIZED, NO HISTORY OF OPERATIONS AND MINIMAL CAPITAL RESOURCES, WHICH MAY BE INADEQUATE TO FULLY IMPLEMENT ITS BUSINESS PLAN. IN ADDITION, UNFORESEEN MARKET FLUCTUATIONS CAN ADD TO THE VOLATILITY OF THE COMPANY’S DEVELOPMENT PLANS. IF ADDITIONAL FINANCING IS REQUIRED BUT NOT OBTAINED, OR MARKET CONDITIONS DO NOT IMPROVE, THE INVESTOR RISKS LOSING ALL OR PART OF HIS INVESTMENT. (See “Description of Business.”)

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To the extent that the Company implements its eSports industry plans, its business will be subject to the target acquisition’s business activities and business revenue stability. The Company is subject to the target line of business’s continued communication with the Company’s principals, and legal counsel, to effectively transition ownership and revenue to the Company during the timeframe leading up to the maximum amount to be raised by the Offering, or to the entire purchase price negotiated with the target Midnight Entertainment, Inc. having been realized, whichever occurs first. (See also below “Risk Factors -- Reliance on Management.”) In addition, the Company’s future success will depend upon factors which may be beyond its control or which cannot be predicted at this time and could cause investors to lose all of their investment.

Moreover, the Company will be subject to obtain all necessary federal, state and local permits, licenses and approvals necessary to operate as an eSports entity. The Company’s business is also subject to the current owner’s expertise and assistance in the creation, development and marketing of the new eSports business plan. The Company will rely on input and professional relationships provided by the current owner to market televised and streaming events and development of the “Midnight” brand. The Company might not achieve profitability in the future. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”)

In addition, the Company’s minimal capital resources are not adequate to fully implement its business plan. For example, if the Company only raised $500,004, the Company is expected to be sustainable for approximately 3-9 months without additional financing. Thereafter, if additional financing is required but not obtained, the investor risks losing all or part of his/her investment. Conversely, if the Company achieves the $15,000,000 maximum associated with this Offering, there will be no additional financing required for the foreseeable future. If additional financing in fact is required, it might not be available to the Company if and when required, or on terms acceptable to the Company. If such additional financing is not available, the Company might have to sell additional stock which might result in substantial dilution of the equity interests of existing shareholders.

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(3) GOING CONCERN REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS RAISE DOUBT AS TO THE COMPANY’S ABILITY TO CONTINUE OPERATION WITHOUT FUNDS FROM THE OFFERING AND THEREFORE THE INVESTORS COULD LOSE THEIR INVESTMENT. The factors described above in Risk Factor (2) above (regarding early stage of development) raise substantial doubt about the Company’s ability to continue as a going concern. In this regard, see the Report of Independent Certified Public Accountants accompanying the Company’s audited financial statements appearing elsewhere herein which cites substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. As a result of these and other factors, there can be no assurance that the Company’s proposed activities and/or acquisition of majority ownership in the businesses of other companies will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Condition and Prospective Results of Operations.”)

(4) THE RISK OF RELYING ON A MANAGEMENT TEAM WHICH HAS NOT PREVIOUSLY WORKED TOGETHER COULD CREATE INTERNAL CONFLICTS DUE TO DIFFERENT OPERATING STYLES AND PHILOSOPHIES. THE RESULT MAY STALL IMPORTANT BUSINESS DECISIONS AND CREATE POOR WORKING CONDITIONS, SUBSEQUENTLY COSTING THE COMPANY TIME AND MONEY AND POSSIBLY RESULTING IN THE INVESTORS LOSING THEIR INVESTMENT. Although the current principal has had significant cumulative experience and expertise in the identification, acquisition, and operation of various businesses, he has not operated such an extensive array of eSports operations the Company contemplates. Very specifically, the targeted line of business will be the owning and managing of eSports operations, currently a burgeoning but largely unproven entertainment activity. Investors will have no right or power to take part in or direct the management of the Company. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the operations of the Company to current management, including the selection of businesses and/or controlling interests in eSports companies it may acquire, to the Company’s management. This potential risk is even more important in this Offering since the Company’s business is dependent to a significant degree upon the performance of its sole principal, Ken McGraw, the departure or disabling of whom would likely have a material adverse effect on the Company’s performance and who is required to devote his services exclusively to the Company. The Company will maintain key man life insurance of $1,000,000 on Mr. McGraw, application for which will made once the Company has raised $10,000,0000 in this Offering. Such key employee could leave the Company. Therefore, the investors are at risk for losing some or all of their investment if the key employee(s) leave the Company before the management team develops redundancy for those employees.

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(5) BASED ON THE BROAD DISCRETION OF MANAGEMENT, THERE IS ASSOCIATED RISK REGARDING THE USE OF PROCEEDS, SUBSEQUENTLY CREATING A SITUATION WHERE MANAGEMENT DEPLETES THE OPERATING CAPITAL IN VENTURES THAT DO NOT RETURN ENOUGH PROFITS TO FUND OPERATIONS, WHICH IN TURN COULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. A portion of the net proceeds of this Company have been allocated to working capital and, among other things, to expand its contemplated e-Sports activities and/or acquisition of majority interest in the businesses of other e-Sports companies. The Company expects to use proceeds of this Offering as outlined in “Application of Proceeds.” While management of the Company retains broad discretion as to working capital, the proceeds from the Offering are limited to the e-Sports industry discussed in “ Use of Proceeds” and “Description of Business.”

(6) FUTURE EXPANSION MIGHT NOT BE POSSIBLE OR PROFITABLE DUE TO A POTENTIAL LACK OF DIVERSIFICATION OR FINANCIAL OVER-EXTENSION OF THE COMPANY WITH NO PROFITS TO REINVEST FOR SUSTAINABILITY. IN THE EVENT OF EITHER, INVESTORS COULD LOSE THEIR INVESTMENT. As a result of this Offering, the Company is expected to expand into activities in which management has not previously operated and anticipates generally experiencing significant expansion. With no experience by current Company management in the eSports industry, the Company could have difficulty in finding management personnel that could effectively operate the associated activities and therefore could cause the loss of the investment into those sectors. To reduce that potential risk, and to tap into pre-existing expertise, the Company will typically enter into joint ventures and/or purchase agreements with time tables for acquisition, only with established firms whose senior management and/or ownership have agreed to long-term employment contracts with the Company. It is possible (as a result of these recent preliminary activities -- and potential future projects and joint ventures) that the Company’s management will be required to manage larger business operations than historically has been the case. It is possible that the Company will fail at its attempts to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded activities, which could cause a loss of the investor’s money.

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(7) ACQUISITIONS FUNDED THROUGH THIS OFFERING ARE LIMITED TO THE E-SPORTS COMPANY AND INDUSTRY DESCRIBED IN THIS OFFERING CIRCULAR. ACQUISITIONS IN THE FUTURE OUTSIDE ESPORTS MUST BE FUNDED BY MEANS OTHER THAN THE PROCEEDS OF THIS OFFERING. IF, POST-OFFERING, FUTURE ACQUISITIONS, ARE PURSUED WITHOUT THOROUGH DUE DILIGENCE, FINANCIAL LOSSES MAY RESULT AND THEREBY DEPLETE THE WORKING CAPITAL TO THE POINT THAT THE COMPANY CANNOT RECOVER AND SUBSEQUENTLY CAUSE INVESTORS TO LOSE THEIR INVESTMENT. The only acquisition(s) that may be made with proceeds of this Offering are limited to the specific company (Midnight Entertainment, Inc.) and industry (eSports) discussed in this Offering Circular. Very specifically, management does not have discretion to pursue companies in industries different from Midnight and the eSports industry if the source of such funding is the proceeds of this Offering.

In the future, to expand its market and diversify its business mix, the Company’s business strategy includes growth through acquisitions and joint ventures. Any such future acquisition(s) may only occur from sources other than proceeds of this Offering. In that context, if there are future acquisitions, which are consummated on terms unfavorable to the Company or if any newly acquired companies are unsuccessfully integrated into the Company’s operations, the investor could lose all of their money. As the Company may use equity or incur long-term indebtedness or a combination thereof for all or a portion of the consideration to be paid in conjunction with any future expansion, acquisitions or joint ventures, the Company could lose its ability to continue operations and the investor could lose their investment money. Moreover, any acquisition (even those specifically discussed in “Use of Proceeds” and “Description of Business) is subject to full due diligence review before the acquisition process reaches its final stages such that a definitive acquisition agreement on mutually agreeable terms can be finalized. Accordingly, the contemplated acquisition(s), may or may not happen and may entail a greater effort, time and expense.

(8) THERE IS RISK ASSOCIATED WITH INCREASED COMPETITION FROM EXISTING AND FUTURE COMPETITORS THAT MAY MATERIALLY AND ADVERSELY AFFECT THE COMPANY’S ABILITY TO ACHIEVE PROFITABILITY AND CAUSE INVESTORS TO LOSE THEIR INVESTMENT. The Company’s business plan in the eSports industry, can be highly competitive. The Company faces substantial competition from a number of well-established, well-financed companies, many of whom have greater resources and are more established than the Company. Increased competition by existing and future competitors in eSports could materially and adversely affect the Company’s ability to achieve profitability.

(9) NO MARKET STUDIES HAVE BEEN COMPLETED TO SUBSTANTIATE THE PROBABILITY OF SUCCESS, AND WITHOUT PREPARATION OF A FEASIBILITY STUDY, THE COMPANY COULD EXHAUST ALL ITS CAPITAL TRYING TO MAKE THE BUSINESS WORK AND THE INVESTORS WOULD LOSE THEIR INVESTMENT. In formulating its business plan, the Company has relied on the judgment of its management. No formal, independent market studies concerning the demand for the Company’s proposed acquisitions have been conducted; however, market studies are expected to be employed in the future. Directly or indirectly, the Company will use a significant portion of the proceeds of this Offering to validate the legal and economic feasibility of its business plan. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify its business plan, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

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(10) THE COMPANY’S SERVICES WILL EXTEND TO DOMESTIC AREAS THROUGHOUT THE UNITED STATES, WHICH CARRIES SUBSTANTIAL RISK ASSOCIATED WITH THE RESPECTIVE MARKET AND ECONOMIC CONDITIONS. DECLINING MARKET CONDITIONS MAY RESULT IN POTENTIAL DECREASED CASH FLOW AND PROFITABILITY WITH LITTLE TO NO WARNING AND MAY BE IMPOSSIBLE TO OVERCOME, WHICH WOULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. There is no prior proof of the acceptance of the Company’s contemplated business plan. The Company intends to commence operations at a time when the e-Sports industry is rapidly evolving and is characterized by an increasing number of market entrants. As is typical of new and rapidly evolving industries, demand and market acceptance for recently introduced eSports products and services is subject to a high level of uncertainty and risk. Because the market for certain of the Company’s contemplated activities, products and services is new and evolving, it is difficult to predict the future growth rate, if any, and size of the market for the eSports business.

(11) BRAND DEVELOPMENT AND BRAND ACCEPTANCE IS DIFFICULT TO CREATE AND, IF NEGATIVE BRANDING OCCURS, IT CAN BE DIFFICULT TO OVERCOME, NEGATIVELY IMPACTING FUTURE SALES AND PUTTING THE INVESTORS AT RISK OF LOSING THEIR INVESETMENT. The Company believes that establishing and maintaining a brand identity is a critical aspect for attracting and expanding its targeted e-Sports audience and that the importance of brand recognition will increase due to the growing number of competitive products and services expected to result from the companies expected to be acquired. Promotion and enhancement of the Company’s brand will depend largely on its success in continuing to provide high quality activities, products and services, whether at the subsidiary or parent company level. If the Company is unable to provide high quality eSports activities and services or otherwise fails to promote and maintain its brand to its intended customer base, incurs excessive expenses in an attempt to improve or promote and maintain its brand, the Company’s business, results of operations and financial condition could be materially and adversely affected and investors could lose their investment.

(12) THE COMPANY IS SUBJECT TO DIRECT GOVERNMENT REGULATIONS APPLICABLE TO ITS ACTIVITIES AS WELL AS GENERAL BUSINESS PRACTICES IN THE E-SPORTS BUSINESS IN WHICH IT WILL OPERATE. THESE RULES AND REGULATIONS ARE SUBJECT TO CHANGE. GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES POSE A CERTAIN RISK WHICH MAY IMPACT THE PRODUCTS AND/OR SERVICES OFFERED BY THE COMPANY, INCREASE ITS COST OF DOING BUSINESS AND SUBSEQUENTLY CAUSE THE INVESTOR TO LOSE THEIR INVESTMENT. In light of laws and regulations currently applicable directly to eSports activities, products and services, the Company and/or the e-Sports business(es) expected to be acquired are subject to direct government regulation in certain portions of its contemplated activities as well as regulations applicable generally to business. It is beyond the scope of this discussion to go into all applicable laws and regulations that may impact the Company, especially if the Company ramps up (as expected) its ambitious business plan. The Company and it seeks to acquire will initially be subject mainly to those regulations generally applicable to business, specifically the eSports industry. The eSports industry is rapidly evolving to include large corporate sponsors and investors. eSports organizations need to stay at the forefront of investment and constantly strive to field the best professional talent at events worldwide.

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(13) THE COMPANY MAY NOT GENERATE SUFFICIENT REVENUE TO BE PROFITABLE AND PAYMENT OF DIVIDENDS TO SHAREHOLDERS, IF ANY, IS ENTIRELY AT THE DISCRETION OF MANAGEMENT. DIVIDENDS MAY BE FURTHER RESTRICTED UNDER FUTURE CREDIT OR OTHER FINANCING AGREEMENT, AND SHAREHOLDERS MAY NOT RECEIVE DIVIDENDS AND/OR COULD LOSE THEIR INVESTMENT. Payment of dividends, if any, to shareholders is entirely at the discretion of the Board of Directors, currently constituted of its sole principal (Mr. McGraw). The Company’s eSports desired acquisition(s)s, activities, products and services and may not be accepted in the marketplace, and there would subsequently be insufficient revenues generated for the Company to be profitable. Not only has the Company not paid any dividends to date, it anticipates that, for the foreseeable future, it will retain any earnings for use in the operation and future expansion of its business activities. Moreover, the Company may be restricted from paying dividends to its shareholders under future credit or other financing agreement(s). (See Risk Factor (14) following.)

(14) THE COMPANY INTENDS TO LIST SHARES FOR TRADING ON ANY AVAILABLE SECONDARY MARKET. HOWEVER, UNTIL A MARKET DEVELOPS, A PURCHASER MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT IN THE EVENT OF AN EMERGENCY OR FOR ANY OTHER REASON AND THE SHARES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN. LIQUIDITY OF THE TRADING MARKET FOR THE SHARES AND AN ACTIVE ONGOING PUBLIC MARKET CANNOT BE GUARANTEED. IF AN ACTIVE PUBLIC MARKET DOES NOT DEVELOP OR IS NOT MAINTAINED, THE MARKET PRICE AND LIQUIDITY OF THE SHARES MAY BE ADVERSELY AFFECTED CAUSING INVESTORS TO LOSE THEIR INVESTMENT. The Company’s shares are not publicly traded and are not likely to be traded during the Offering . (See “Plan of Distribution.”) Such a publicly traded status requires the Company to enlist broker-dealers to serve as market makers. Even if found, any market maker of the Company’s shares may discontinue such activities at any time without notice. The Company intends to list the Shares for trading on any available secondary market or quotation system as early as possible. However, until a market for its Shares develops, a purchaser may be unable to liquidate his or her investment. Liquidity of the trading market for the Shares and an active ongoing public market cannot be guaranteed. If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this Offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan. (See “Investment Requirements.”)

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(15) CYCLICALITY OF BUSINESS AND REVENUES IN THESE SECTORS COULD BE SUBJECT TO SEVERE DOWNTURNS BASED ON MARKET AND ECONOMIC FLUCTUATIONS OUT OF THE COMPANY’S CONTROL THAT COULD RESULT IN INVESTORS LOSING ALL OR PART OF THEIR INVESTMENT. While not anticipated, revenues of the Company, as well as those of the e-Sports business generally, could be cyclical. The eSports industry is currently stable and growing, producing services that have a loyal customer and fan following base. However, demand for any activity, product or service is subject to market conditions and could cause a downturn for the Company and its subsidiaries. This could be reason for the investor to lose their investment.

(16) THERE IS NO DIRECT CORRELATION BETWEEN THE OFFERING PRICE OF THE SHARES AND THE COMPANY’S ASSET VALUE, NET WORTH, EARNINGS OR ANY OTHER ESTABLISHED CRITERIA OF VALUE. THE PRICE OF THE SHARES IS NOT NECESSARILY INDICATIVE OF THE PRICE AT WHICH THE SHARES MAY BE TRADED. INVESTORS PURCHASING SHARES UNDER THE INCORRECT ASSUMPTION OF A DIRECT CORRELATION BETWEEN SHARE PRICE AND COMPANY VALUE COULD LOSE ALL OR PART OF THEIR INVESTMENT. The offering price of the Shares offered hereby has been determined by management of the Company and bears no direct relationship to the Company’s asset value, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price at which the Shares may be traded following the consummation of this Offering.

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(17) IMMEDIATE DILUTION WILL OCCUR; COMPANY SHARES ARE SUBJECT TO DIMINUTION OF VALUE UP TO A MAXIMUM OF 98.58% or $11.8294 PER SHARE SINCE SHARES ARE NOT BASED ON THE COMPANY’S ASSET VALUE. THEREFORE, THE INVESTORS MAY IMMEDIATELY LOSE MOST OF THEIR INVESTMENT PRIOR TO COMMENCEMENT OF ACTIVE OPERATIONS. This Offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share.

(18) KEN MCGRAW, THE PRINCIPAL STOCKHOLDER COULD RETAIN 61.54% OF THE SHARES IF THE MAXIMUM OFFERING IS ACHIEVED AND UP TO 97.96% IF LESSER AMOUNTS ARE SOLD IN THIS OFFERING. FOR EXAMPLE, IF ONLY $500,004 IS ACHIEVED (41,667 SHARES), MR. MCGRAW MAY BE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED FOR A VOTE, INCLUDING THE ELECTION OF THE COMPANY’S DIRECTORS. SUCH CONTROL BY THE PRINCIPAL STOCKHOLDER MAY POSITIVELY OR NEGATIVELY INFLUENCE CERTAIN TRANSACTIONS REGARDING ACTUAL OR POTENTIAL CHANGE OF CONTROL OF THE COMPANY AND SHARE PREMIUMS, AND INVESTORS MAY NOT HAVE THE ABILITY TO EFFECTIVELY CONTROL THEIR INVESTMENT. Prior to the offering, Ken McGraw (the sole director and officer and majority shareholder, the “Principal Stockholder”) owned in the aggregate 100% (2,000,000) of the Company’s outstanding Shares on the date of this Offering Circular. (See “Security Ownership of Certain Beneficial Owners and Management.”) Upon completion of the Offering, the Principal Stockholder’s aggregate share ownership in the Company will permit him to retain not less than 61.54% of the Shares, assuming the $15,000,000 maximum is raised. Consequently, the Principal Stockholder may be able to effectively control the outcome on all matters submitted for a vote to the Company’s stockholders for the foreseeable future (particularly if significantly less than the $15,000,000 maximum is raised). Specifically, at least initially, the Principal Stockholder may be able to elect all of the Company’s directors. Such control by the Principal Stockholder may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

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(19) ANY SUBSTANTIAL SALE OF STOCK BY EXISTING SHAREHOLDERS COULD DEPRESS THE MARKET VALUE OF THE STOCK, THEREBY DEVALUING THE MARKET PRICE AND CAUSING INVESTORS TO RISK LOSING ALL OR PART OF HIS INVESTMENT. All Shares held by the Principal Stockholder are “restricted” and/or “control” shares as defined in Rule 144 under the Securities Act (“Rule 144”). This Rule also extends to non-affiliates of the Company with regard to restricted shares, that is those not freely tradable. All of these restricted shares have been owned beneficially for more than one year by existing shareholders and may not be sold in the market pursuant to Rule 144 until at least one year has passed from the date of their purchase (or six (6) months in the case of a reporting company), if so reporting for at least 90 days. The Company can make no prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate. The Principal Stockholder has agreed to a “lock-up” agreement such that he is prohibited from selling Shares in the Company for not less than 180 days from the date of this Offering Circular.

(20) WE MAY EXPERIENCE RISKS ASSOCIATED IF OUR SHARES WERE TO BECOME CLASSIFIED AS “PENNY STOCK” ONCE OUR COMMON STOCK BEGINS TRADING. At $12.00 per share, the Company’s Shares would not be deemed “penny stock” as defined. Once our common stock is quoted over-the-counter, if at all, subject to the Commission’s acceptance of our Regulation A Offering and FINRA’s permission to have a symbol issued and our stock quoted, our stock will not subject to “penny stock” rules as defined in the Securities Exchange Act of 1934 Rule 3a51-1 unless the share price will have dropped at the time of the trading market commencing, or subsequently. If that were the case, because of the constraints on trading resulting from the “penny stock” definition, investors may encounter difficulty in selling their stock. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. We do not currently anticipate that our common stock will be subject to these penny stock rules. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities that are listed on a national, regional or international stock exchange. Penny stocks generally are equity securities with a price of less than $5.00 plus cost of brokerage execution (other than securities registered on certain national securities exchanges or quoted on the NASDAQ proprietary system-- provided that current price and volume information with respect to transactions in such securities is provided by the exchange or proprietary system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document to its customer that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common shares in the United States and shareholders may find it more difficult to sell their shares.

(21) ONCE TRADING COMMENCES, THE PRICE OF OUR SHARES MAY EXPERIENCE SUBSTANTIAL VOLATILITY. In recent years, the securities markets in the United States and Canada, particularly in respect of mining companies, have experienced a high level of price and volume volatility, and the market price of securities of many mineral exploration companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values, or prospects of such companies. The price of our common shares is also likely to be significantly affected by short-term changes in the price of capital, or in our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that may have an effect on the price of our common shares, once they are trading, if at all, include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of our common shares; the size of our public float may limit the ability of some institutions to invest in our securities; and a substantial decline in the price of our common shares that persists for a significant period of time could cause our securities to be delisted from the exchange or proprietary market on which the Shares may then be traded, further reducing market liquidity.

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ITEM 4.

DILUTION

Dilution represents the difference between the Offering Price per share and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution of the value of the Shares you purchase is also a result of the lower book value of the Shares held by our existing stockholders.

Dilution arises mainly as a result of our arbitrary determination of the Offering Price of the Shares being offered. As a result of there being no established public market for our Shares, the Offering Price and other terms and conditions relative to our Shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price for the Shares or the fairness of the Offering Price used for the Shares.

As of April 1, 2018, the net tangible book value of our Shares of common stock was $(151,669)-and accordingly $(0.0758) per Share based upon 2,000,000 shares outstanding prior to this Offering.

If you invest in our Shares, your interest will be diluted to the extent of the difference between the public Offering Price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Our net tangible book value as of April 1, 2018 was $(151,669), or $(0.0758) per Share of outstanding common stock. Without giving effect to any changes in the net tangible book value after April 1, 2018 other than by the sale of 1,250,000 Shares in this Offering at the initial public Offering Price of $12.00 per Share, our pro forma net tangible book value as of 90 days following the effectiveness of this Offering will be $14,848,331 or $4.5687 per share of outstanding common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our Shares in this Offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $4.6446 per share of capital stock to existing shareholders and an immediate dilution of $7.4313 per share of common stock to the new investors. The following table illustrates this per share dilution:

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The following table illustrates this per Share dilution:

	1.25MM Shares (100%)	.9375MM Shares (75%)	.625MM Shares (50%)	.3125MM Shares (25%)
Offering Price per share	$12.00	12.00	12.00	12.000
Net tangible book value per share before Offering	$(0.0758)	(0.0758)	(0.0758)	(0.0758)
Increase per share attributable to new investors	$4.6446	3.8540	2.8752	1.6319
Pro forma net tangible book value per share after Offering	$4.5687	3.7782	2.7994	1.5560
Dilution per share to new investors	$7.4313	8.2218	9.2006	10.4440

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of Shares of common stock purchased, the total consideration paid, and the average price per Share paid, on a range from 312,500 Shares (25% of the Offering) and the $15,000,000 maximum amount being offered under this Offering Circular:

Price per share

Net tangible book value per share before offering

Net tangible book value per share after offering

Increase to present stockholders in net tangible book value per share after offering

Capital contributions

Number of shares outstanding before the offering

Number of shares after offering held by existing stockholders

Percentage of ownership after offering

Applicable to purchasers of Shares in this Offering if all 1,250,000 Shares sold:

Price per share: $12.00

Dilution per share: $7.4313

Increase to present stockholders in net tangible book value per share: $4.6446

Capital contributions: $15,000,000

Number of shares outstanding after offering: 3,250,000

Percentage of ownership by public after offering: 38.462%

Applicable to purchasers of Shares in this Offering if 937,500 Shares sold:

Price per share: $12.00

Dilution per share: $8.2218

Increase to present stockholders in net tangible book value per share: $3.8540

Capital contributions: $11,250,000

Number of shares outstanding after offering: 2,937,500

Percentage of ownership by public after offering: 31.915%

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Applicable to purchasers of Shares in this Offering if 625,000 Shares sold:

Price per share: $12.00

Dilution per share: $9.2006

Increase to present stockholders in net tangible book value per share: $2.8752

Capital contributions: $7,500,000

Number of shares outstanding after offering: 2,625,000

Percentage of ownership by public after offering: 23.810%

Applicable to purchasers of Shares in this Offering if 312,500 Shares sold

Price per share: $12.00

Dilution per share: $10.4440

Increase to present stockholders in net tangible book value per share: $1.6319

Capital contributions: $3,750,000

Number of shares outstanding after offering: 2,312,500

Percentage of ownership by public after offering: 13.514%

Applicable to purchasers of Shares in this Offering if 41,667 Shares sold:

Price per share: $12.00

Dilution per share: $11.8294

Increase to present stockholders in net tangible book value per share: $0.2464

Capital contributions: $500,004

Number of shares outstanding after offering: 2,041,667

Percentage of ownership by public after offering: 2.041%

The applicable percentages of ownership are based on an aggregate of 2,000,000 shares of our common stock issued and outstanding on April 1,2018.

Future Dilution.

For business purposes, we may from time to time issue additional common stock, which may result in dilution of then existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. While not applicable at this time, dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing Shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the common stock will not occur in the future.

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Shares Eligible for Future Sale.

Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of Shares may be available for sale shortly after this Offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

As of April 1, 2018, we had outstanding 2,000,000 shares of common stock, par value $0.00001 per share, and no outstanding shares of preferred stock. All of the Shares sold in this Offering will be freely tradable unless held by an affiliate. An additional number of Shares will generally become available for sale in the public market from time to time thereafter upon expiration of their respective holding periods under Rule 144 discussed below, a portion of which will be subject to Rule 144 volume limitations.

Rule 144.

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the Offering of which this Offering Circular is a part, any person who is not deemed to have been a Company affiliate for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned their Shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the Company’s compliance with the public information requirements of Rule 144. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this Offering without complying with any of the requirements of Rule 144.

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In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates who beneficially owns shares that were purchased from us, or any affiliate, at least six months previously, are entitled to sell upon expiration of any lock-up agreements, within any three-month period beginning 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	Quarterly, 1% of the number of shares of our common stock then outstanding which will equal approximately 32,500 shares immediately after this Offering; or

•	If exchange traded, the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates or persons selling shares on behalf of our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

ITEM 5.

PLAN OF DISTRIBUTION

This Offering will be offered in as many as all 50 states and remain open for 90 days following its qualification and will terminate on September ___, 2018, unless extended by us for up to an additional 180 days or terminated sooner by us in our discretion regardless of the amount of capital raised. There is no minimum. Once achieved, subscription funds may be transferred by us directly from the Company’s administrative account into our operating account for use as described in this Offering Circular. We are offering a maximum of 1,250,000 shares of common stock on a “best efforts” basis through registered broker-dealer/selling agent firms. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds.

The Shares will be offered on a “best-efforts” basis through broker-dealers which are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, selling agreements had been entered into by us with one broker-dealer firm, Alexander Capital LLC. Selling commissions of from 2%-8% of the Offering Price may be paid to broker-dealers who are members of FINRA with respect to sales of Shares made by them in connection with the Offering. We may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. Regardless of whether the Offering is consummated, the Company will pay Alexander Capital LLC up to $25,000 of its outside counsel fees and expenses and for all other reasonable and documented out-of-pocket expenses (subject to any limitations imposed by FINRA rules, regulations or interpretations).

We reserve the right to enter into posting agreements with equity crowdfunding firms not associated with FINRA member firms in connection with this Offering, for which we may pay non-contingent fees as compensation. No compensation will be paid to any principal shareholder, officer, director or any affiliated company or party with respect to the sale of our common stock for their introduction of friends, family and business acquaintances.

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We are selling the Shares through commissioned sales agent(s) acting on a best efforts basis using our website, www.mcgrawusa.com, to provide notification of the Offering. Persons who desire information will be directed to http://www.investment.mcgrawUSA.com, a website owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts (at nominal costs, approximately $1,000).

This Offering Circular, once this Offering Statement is declared effective, will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above http://www.investment.mcgrawUSA.com website. In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.

The Shares are being offered by the Company through its engaged selling agent(s) or affiliated broker group(s) on a “best efforts” basis. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected. (See “Risk Factors.”)

Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this Offering at any time, regardless of the number of Shares that have been sold. If any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Any FINRA broker-dealer will receive selling commissions of two (2) to eight (8) percent of the Offering Price which selling agent may re-allow and pay to participating FINRA broker-dealers who sell the Company’s Shares.

In order to subscribe to purchase the Shares, a prospective investor must complete, sign and deliver the executed Subscription Agreement to Midnight Gaming Corporation and either mail or wire funds for its subscription amount (payable to Midnight Gaming Corporation) in accordance with the instructions included in the Subscription Agreement.

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The Company reserves the right to reject any investor’s subscription in whole or in part for any reason. If any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, these promotional materials will not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon SEC qualification, the aggregate purchase price to be paid by the investor for the Shares cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investors most recently completed fiscal year are used instead.

The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:

•

a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•

a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

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An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

•

an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•

a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•

a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.

The Company, subject to Rule 255 of the 1933 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering Circular filed with the Commission. We have plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search-based advertising, search engine optimization and our website.

Please note: We will not communicate any information to prospective investors without providing access to the Offering Circular. The Offering Circular may be delivered through the website (to become accessible once this Offering is declared effective) or through email or by hard paper copy and/or the equity crowdfunding platform selected.

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By whatever means received or communicated, all of our communications will be Rule 256-compliant and will not amount to a “free writing” Offering Circular. We will not orally solicit investors and no sales will be made prior to this Offering Statement (as amended) being declared effective/qualified and a final Offering Circular is available.

Prior to the acceptance of any investment dollars or subscription agreements, we will determine which state the prospective investor resides in. Investments will be processed on a first-come, first-served basis, up to the maximum offering amount of $15,000,000.

Once qualified by the SEC and FINRA and prior to the Offering being terminated, we expect to receive a listing on the highest available exchange or proprietary market for which the Company qualifies, at minimum OTC Bulletin Board, a similar medium managed and overseen by OTCMarkets Group, Inc. or NASDAQ. (See Risk Factor (14).)

Offering Expenses.

Irrespective of the number of Shares sold in this Offering, the Company is responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph and written material procurement costs; (iii) all filing fees, including FINRA and any blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the offered shares under applicable state securities laws and FINRA clearance; and (v) our transportation, accommodation and other roadshow expenses.

Pricing of the Offering.

Prior to the Offering and to date, there has been and currently there is no public market for the Shares offered. The initial public Offering Price was arbitrarily determined by our one-person Board of Directors. The principal factors considered in determining the initial public Offering Price include:

•	the information set forth in this Offering Circular and otherwise available to our sole director;
•	our history and prospects and the history of and prospects for the e-Sports industry in which we will compete;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable e-Sports companies; and
•	other factors deemed relevant by us.

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Investment Limitations.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Offering Period and Expiration Date.

This Offering is expected to start on or one day after the date this Offering Circular is declared qualified and effective by the Commission and will terminate 90 days later unless we extend the offering up to an additional 180 days.

Procedures for Subscribing.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription documents upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our administrative account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will be asked to countersign the subscription agreement and issue the Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable and investors are reminded that there is no minimum associated with this Offering.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the offered shares.

As described above, in order to purchase offered shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

ITEM 6.
USE OF PROCEEDS

We are offering for sale a total of 1,250,000 shares of our common stock at a fixed price of $12.00 per share for the duration of this Offering. There is no minimum offering, meaning that we will retain the proceeds from the sale of any of the offered Shares. The Offering is being conducted on a best efforts basis by FINRA broker-dealer member firms. (See “Plan of Distribution.”)

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The Shares will be offered for sale at a fixed price of $12.00 per share for a period of 90 days from the effective date of this Offering Circular, unless extended by our board of directors for an additional 180 days. If all of the Company Shares offered are purchased, the gross proceeds to us will be $15,000,000. (See “Capitalization” below). The following illustrates the Company’s estimated application of proceeds (% in parentheses), before expenses (up to $400,000). As a point of comparison, we have added a column assuming a relatively nominal $500,004 (41,667 Shares) are sold during the up to 9 month Offering Period.

	$500,004 Comparative	$15,000,000 Maximum

eSports Organization Acquisition	$400,000	$400,000
eSports Team Development		5,000,000
eSports Venue Development		5,000,000

Sub Totals	400,000

IPO Expenses (Cash Component)	25,004	250,000
General & Administrative
Personnel	0	1,000,000
Legal Fees	25,000	300,000
Accounting	0	100,000
Marketing	0	1,000,000
Office/Administration	0	500,000
Sub-Totals	50,004
Working Capital	50,000	1,000,000
Totals	500,004	15,000,000

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The above table is intended to provide an overview of the contemplated application (or use) of proceeds over time as a function of the success of the Offering’s raise and assuming due diligence will have been completed.

As described in greater detail in “Description of Business, the Company believes it has the capacity to acquire and develop an eSports organization that recruits and hires professional eSports athletes to compete in professional global eSports competitions and creates and markets eSports team merchandise globally. At least initially, the starting point for the Company’s eSports activities would be the acquisition of Midnight Entertainment, Inc. (“Midnight”). Moreover, as part of its eSports activities, the Company intends to establish local eSports venues in major metropolitan areas, in partnership with local retail store and movie theater locations, to promote eSports teams and athletes, host eSports events, and sell eSports related merchandise.

Management believes that this professional sporting niche market of eSports has gone mainstream and acquisition of Midnight would allow the Company to capitalize on entre to the e-Sports industry. To that end, the Company would invest $15,000,000 if the maximum is achieved—but $0 if only nominal funding is achieved.

Midnight is located in Schaumburg, Illinois. Management believes such firm offers the Company a wide reach inside the eSports industry. Very specifically, in our opinion, Midnight has access to a large pool of viewers, athletes, coaches, customers and fans inside the eSports entertainment industry. In addition, Midnight offers the Company the ability to market all company services across multiple advertising platforms. Midnight, in our view, is well positioned inside the world of eSports to help the Company to capture market share inside a niche industry that is enjoying 41% year on year growth over the past 3 years, according to NewZoo.com, an eSports industry website. It is our expectation that, if acquired, Midnight will leverage its industry knowledge and relationships to help the Company gain market share inside a global eSports industry that currently exceeds $1 Billion annually, according to NewZoo.com

Being a private company, exact income and expense statements are not a matter of public record, but they can be compared to other companies of similar size and scope to better understand the financial situation and potential of the company. The Company has been briefed by Midnight management with basic financial information that outlines income and expenses as it relates to Midnight’s current operation. The financials discussed were not audited, providing only a financial summary for MCC; we nonetheless believe Midnight is an appealing acquisition candidate. A complete due diligence and audit period will commence upon the execution of a definitive agreement between Midnight and the Company.

eSports as an industry is new when compared with most other industries but, during its relatively brief history, far exceeds the revenue of traditional sporting companies. In that context, Midnight has professional relationships that support and add increasing value to its potential as it continues to grow in scope. Today's eSports organizations on average (over the past 3 years) earn a year on year revenue increase of over 50%, according to NewZoo.com. For example, Midnight has advised us it is enjoying growth month over month. Revenue sources for companies like Midnight come from tournament income, product sales, streaming events sponsorships and joint ventures with traditional sports teams (for examples, see below) and retail businesses. Expenses (including overhead) for an eSports organization are very low when compared to traditional sporting arena businesses. Indeed, eSports expenses are generally limited to the cost of an internet connection, video game stations, monitors and communications expenses. Most of the value of an eSports organization comes in the form of its athletic talent and intellectual property, the average income expense ratio be in the 10/90 range.

The current market for eSports is valued close to $1.5 billion, according to NewZoo.com, and, in our judgment, Midnight is keeping pace with the most active eSports organizations today. NewZoo.com forecasts that active eSports organizations this year will likely earn at least $1MM dollars from revenue realized from tournaments, sponsorships, promotions, products, appearances and online sales. Midnight already works with eSports teams that reach millions of fans and sells products, apparel and tournament tickets around the world. The top 20 e-Sports organizations, according to NewZoo.com, earned a combined total in tournament income of $150 million in 2016. Midnight works among these same top 20 teams and we expect Midnight will continue to grow their reach in the industry.

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Very specifically, Midnight is positioned inside eSports to capture revenue from partnerships with traditional sporting organizations, a phenomenon that is happening with increasing regularity. Midnight is planning to capitalize on its existing relationships in the industry. By way of example, the Philadelphia 76ers purchased Team Apex and Team Dignitas while the Miami Heat formed a partnership with Misfits, an eSports club whose teams compete in multiple electronic games. Midnight intends to secure contracts and partnerships with similar traditional professional sporting organizations to increase its revenue and expand its reach inside the scope of traditional sports relationships.

Midnight's industry relationships include sponsors, industry executives, athletes, coaches and executives from professional leagues and team organizations. Midnight, in our opinion, offers the Company immediate industry credibility that is unavailable to typical new entrants into the industry. Midnight is, in our opinion, skilled in recruiting athletes, professional sporting teams, events promotion and organization, and many other e-Sports entertainment industry related functions and activities.

Moreover, Midnight has relationships with existing nationwide video arcade and restaurant establishments. Midnight intends to house and support eSports teams inside these nationwide retail arcade locations in joint ventures with the owners of the retail locations. These locations currently provide restaurant, bar, arcade, pool, board game and entertainment activities inside each location. Midnight’s eSports teams intend to occupy a portion of the square foot of each space to showcase its athletes and promote the sale of its merchandise.

Midnight has relationships with nationwide movie theater chains as well. The Company intends to partner with these movie theater locations in joint ventures to bring professional teams to local venues for interaction with the general public. The theater locations will provide the physical location for the eSports team to practice and host events that promote connecting with the eSports fan base and selling team merchandise.

The eSports industry generally only operates inside large venues in major markets during competitions and is only offered for viewing on streaming internet services, as the primary means of viewing and primary marketing mechanism for its teams and players. There is little to no physical interaction between a typical eSports organization and its fans industry wide.

The average fan of eSports has very little access to their favorite team or athlete other than watching competitions live on the internet or traveling to major competitions in large cities around the world.

Midnight (through its partnerships with professional sports teams, movie theaters, arcades and restaurants as well as retail shopping locations) intends to make the billion-dollar industry of eSports more accessible to the local eSports fan by providing access to the general public at local venues, starting in North America.

Through its partnership with local venues, Midnight will be able to create a network or league of eSports related teams, athletes and events that allow for maximum exposure and interaction with the general eSports public at local venues.

Midnight has identified regions in the United States that allow for maximum exposure to the eSports fan base and have shown the greatest involvement in the industry by the local public. Southern California, Texas, Chicago, Atlanta and New York/New Jersey regions have shown tremendous growth of the eSports industry in the U.S. and, at least initially, we believe these are the best regions in which to showcase eSports teams to the public.

The eSports industry has seen significant growth of local events attended by eSports fans in various regions in the U.S. These events, called “Locals,” are key to generating public interest in a given eSports organization and are useful to bring the public to local venues to meet eSports athletes, get autographs, participate in pro-am events, sell merchandise and bring foot traffic to the venue.

The eSports industry relies heavily on the recruitment and development of eSports athletes to compete in the professional leagues that represent each eSport game title Call of Duty, being an example of an electronic video game, which has competitive leagues in multiple domestic and international venues. Midnight, in turn, will utilize the physical eSports venues for the recruiting of new talent to the organization as well.

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Said another way, management believes the following is achievable if at least $500,004 in Shares are subscribed for by investors in the Offering:

•	Secure a professional eSports organization to compete in global eSports events

•	Secure joint venture partnerships with local eSports venues in major US markets

Indeed, it is management’s view that the following is achievable if the $15,000,000 maximum is achieved:

•	Establish local eSports venues in major US markets

•	Establish 5 professional eSports teams to compete in global eSports competitions

•	Establish professional eSports network or league operating in 5 major US markets

ITEM 7.

DESCRIPTION OF BUSINESS.

The Company has identified business sectors that have traditionally been, and recently proved to be, safe harbors for capital investment--assuming a viable business vehicle is acquired. Because of the growth and potential for continuing, the Company has decided to focus on e-Sports business activities. To complement this discussion, see as well the e-Sports description found in “Use of Proceeds.”

The eSports industry has seen tremendous growth since the inception of Major League Gaming (“MLG”). Activision-Blizzard is an American publicly traded company that deals primarily in professional eSports with major revenue sources also coming from team sports, events, product licensing and direct product sales. Midnight employs a similar model inside the world of entertainment. MLG was recently acquired by Activision-Blizzard, a publicly traded company, for over $50 million dollars. MLG major revenue sources also come from film, music, product licensing direct product sales, tournament activity, team organization participation and global streaming event sponsorships. Midnight works with teams and talent inside MLG. According to Newzoo.com, an eSports industry website, 2017 will see the eSports economy grow to $700 million, a year-on-year growth of 41.3%. eSports industry brands are expected to spend $517 million, broken down into $155 million on advertising, $266 million on sponsorship, and a further $95 million on media rights. Newzoo.com also concludes that brand investment will double by 2020, pushing the total market to $1.5 billion. Midnight intends to capitalize on this wildly successful industry that, SportsIllustrated.com says, consumer spending this year on tickets and merchandise will amount to $64 million. SportsIlustrated.com advises that another $116 million will be invested by game publishers into the eSports industry through partnership deals with white-label organizers. Midnight will explore partnership opportunities as eSports continues to become engrained in the DNA of successful competitive games publishers that are actively looking to grow their franchises as spectator sports.

Midnight, through this Offering and on the assumption that it can acquire Midnight (discussed in “Use of Proceeds”), believes it can establish eSports teams inside multiple eSports venues in the U.S. We intend to capitalize on the public success of current entertainment events and operations in a way that benefits its shareholders with long-term returns and the potential of large-scale growth. Midnight expects revenue from the management of pro athletes, hosting of sporting events and streaming of events resulting in the sale of ancillary products and services associated with the sport. Team products, sportswear, promotional items and logo wear are expected to generate growing revenue as the Company becomes closely associated with professional sports leagues and their global advertising network in participation with industry experts.

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At the present time, the Company has engaged mostly in organizational activities to structure this Offering, albeit the Company has also performed preliminary due diligence on certain projects in the U.S. The Company has maintained close talks with Midnight consistent with the foregoing philosophy and business plan. Nonetheless, due diligence has not been completed and no firm price is known or knowable at this time.

Advisory Board

To facilitate its business plan, the Company has created an Advisory Board to provide strategic, un-biased advice to the executives and managers of the Company. The Advisory Board, we believe, is composed of seasoned eSports industry experts that will offer instinctive advice and relevant perspectives pertaining to the s industry. These advisors do not have voting authority or bear legal fiduciary responsibilities but will act as a resource and help the Company grow in its understanding of e-Sports industry trends. The Board will hold regular quarterly meetings organized by Company management, acting as facilitator.

Kinney McGraw III,

Mr. McGraw, III (the son of Ken McGraw, the Company’s Chairman, President and Principal Shareholder) has had significant experience in the world of eSports. He brings the depth of understanding and experience required for credibility in the global eSports industry. Mr. McGraw III has years of experience inside the eSports industry and understands the current market trends and forecasts that will help the Company chart a successful course. More specifically, he has experience in the operations of a professional eSports team and professional eSports talent management. Mr. McGraw, III has traveled the world with his eSports teams, on the eSports tournament circuit, adding to his insights, knowledge of current industry protocols, team organization dynamics and gaming tournament operations and management.

Robert Rinderman

Mr. Rinderman has had a diverse financial services, career, including seven years on the American Stock Exchange floor as a trading member and 21+ years as a consultant to public and privately held corporations and small businesses. More recently, he joined the team of a NYC-based boutique investment banking firm. Mr. Rinderman also acts as consultant to a corporate valuations organization, entrepreneurial start-ups and a freelance journalist primarily focused on cinema, theatrical exhibition, entertainment and the tech community. He earned a Bachelor’s Degree from the University of Albany in Psychology and an MBA (Marketing) from New York University Stern School of Business.

John Clarke

Mr. Clarke is the CEO of Midtown Partners & Co, LLC, a registered broker-dealer specializing in assisting upper lower market public and private companies. Prior to joining Midtown, he was President and Managing Director of Investment Banking for H.C. Wainwright & Co. During Mr. Clarke's tenure at Wainwright, the firm became the 3rd and 4th leading U.S. placement agent in a number of closed PIPE transactions for the years 2004 and 2005 respectively (source Placementtracker.com). Since early 2004, he served as both the General Securities Principal and Financial Operations Principal for the firm. Prior to H.C.Wainwright, Mr. Clarke held the position of producing Branch Manager for several NYSE member firms. Since entering the securities industry in 1984, he has interfaced with over 100 public companies and assisted in raising in excess of $500 Million in directly placed private capital in addition to advising private companies on the going public process. Mr. Clarke holds a bachelor's degree in Finance from the E. Claiborne Robbins School of Finance at the University of Richmond.

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ITEM 8.

DESCRIPTION OF PROPERTY

As of the date of this Offering Circular, we use the offices (without charge to the Company) of our sole officer and director, Kinney (Ken) L. McGraw. Our office address is 1900 E. Golf Road—Suite 950, Schaumburg, Illinois 60173. Our telephone number is (888) 525-0010. Currently, this space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed. We do not own any real property.

ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section of the Offering Circular includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Offering Circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our forecasts.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations to date.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next 12 months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin operations that produce revenues. Accordingly, we must raise cash as contemplated in this Offering. That cash must be raised from other sources to implement our business plan and stay in business.

To meet our need for cash we are attempting to raise money from this Offering. We cannot guaranty that we will be able to raise enough money through this Offering to stay in business and we do not know how long we can satisfy our cash requirements. Whatever money we do raise will be applied to payment of expenses of this Offering, due diligence on potential acquisitions that meet our investment requirements and working capital. If we do not raise all of the money we need from this Offering, we will have to find alternative sources, like a private placement of securities or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money beyond organizational costs and expenses at this time. Even if there is a need for additional money, there is no assurance that the current and/or future officers and directors will loan additional money to us. At the present time, we have not made any arrangements to raise additional cash, other than through this Offering. If we need additional cash and can’t raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Other than as described in this section, we have no other financing plans.

A description of our plan of operations is located below. We will be conducting research in connection with the business plan here outlined.

Currently, our only employee is the sole officer and director. As other officers are added (based on funding or cash flow) will be devoting full or part time to our business. There duties will be to handle our day-to-day administration and perform executive functions. We intend to hire third party independent contractors to the extent personnel are required but any such third party independent contractors will be under our officers’ and directors’ direct supervision. As of the date of this Offering Circular, we have no contractors or consultants and we do not intend to do so until we have completed this Offering.

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Limited Operating History; Need for Additional Capital.

There is no historical financial information about us upon which you can base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise and prosecution of our acquisitive capital-intensive business plan. To become profitable and competitive, we must execute on our business plan. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Plan of Operations

The Company was only recently organized, namely October 11, 2016. As reflected in the attached financial statements, the Company has had very limited operations and has had neither revenue nor profits. The purpose of this Offering is to provide working capital for the purposes outlined. At this time, however, the Company has no historical data to discuss.

•	Acquisition of an eSports organization with existing revenue stream and global audience
•	Joint venture relationships with local venues for the promotion of an eSports organization and sale of merchandise

As of March 31, 2018, we had cash on hand of $3,667 for our operational needs. Currently our operating expenses are approximately $19,000 per month. The Company has approximately $155,336 in debts as it begins operations.

We plan to focus our future efforts on eSports industry development that will present short term and long-term revenue sources for the Company. We believe using funds to acquire and develop an eSports organization with a corresponding league or network of locations, will generate both a stable and long-term revenue stream for the Company.

The acquisition of a contemplated eSports organization should, in our view, provide immediate exposure and credibility in the eSports industry.

The purpose of this Offering is to provide funding for the following if the $15,000,000 maximum offering is achieved:

•	$400,000 for the acquisition of an eSports organization.
•	$5,000,000 for the development eSports teams in 5 major US markets.
•	$5,000,000 for the development of eSports venues in 5 major US markets
•	$4,600,000 for eSports general and administrative expenses

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ITEM 10.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the names and ages of our current directors, executive officers and significant employees:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships

Kinney (Ken) L. McGraw 45 Years of Age	Sole Director and Officer, including President, Secretary and Treasurer	Since Inception	None

Terms of Office.

Each of our officers is elected by our Board of Directors to serve until the next annual meeting of directors or until their successors are duly elected and qualified. Currently the sole officer and director is Kinney L. (Ken) McGraw. Our Board of Directors, going forward, will be elected by a majority vote of common stock then outstanding. As the pre-offering sole (100%) owner of common shares (through an affiliated personal holding company), Mr. McGraw was elected as sole director of the Company at its November 12, 2016 Organization Meeting. Any director elected shall hold office until the later of the next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Background and Business Experience

Kinney L. (Ken) McGraw, born 1972, has over 25 years of experience in corporate finance and banking in increasingly responsible positions. Licensed as a mortgage banker and mortgage broker , Mr. McGraw began his finance career in real estate in retail sales, becoming over time the founder of 4M Financial, LLC, a nationwide mortgage and finance firm employing a professional staff of more than one hundred. He is also the former founder of Executive Funding, Inc.al, a multi-state banking operation across the Mid-West and South. Mr. McGraw is currently President and CEO of Tiger Capital Management Inc (TCM), a business consulting firm which services a wide range of clientele requiring expertise in banking, real estate, insurance and/or mortgages. He has broad experience in turning under-performing businesses into profitable enterprises. He attended two years at Moraine Valley (Illinois) Community College (1991-1993) and one year (1994) at Evangel College (Missouri).

In 1997, Mr. McGraw began his career in finance as a loan officer in Lemont, Illinois with JVS Financial Corporation. He quickly rose to a management position responsible for a team of 15 salesmen.

Achieving success as a manager in the field of residential real estate lending, Mr. McGraw was recruited to manage a team of loan officers for a mid-sized wholesale banking operation in Chicago, Illinois (1998-1999).

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In 1999, Mr. McGraw founded 4M Financial in Orland Park, Illinois. He grew a startup mortgage broker operation into a successful regional residential and commercial finance company, developing skills as a sales and operations manager.

In 2001, Mr. McGraw was recruited to develop an inside sales team for a then multi-billion-dollar nationwide mortgage lending company, Fremont Invest & Loan Corporation. From 2001-2006, Mr. McGraw used the company’s nationwide lending platform to reach clients in all 50 states and, within five years, proved the inside sales model a success.

In 2006, Mr. McGraw founded Excellent Funding, Inc. in Orland Park, Illinois and Miami, Florida, developing a successful mortgage lending business spanning multiple states.

In 2008, McGraw founded Tiger Capital Management Inc., a banking and finance consulting firm. From 2008 to date, Mr. McGraw has helped his clients build successful business operations in the areas of banking, finance, mortgage and real estate.

Legal and Disciplinary History of Our Officers and Directors.

None. During the last five years, excluding traffic violations and minor offenses, Kinney (Ken) L. McGraw, currently our only director and officer, has not been: (a) convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding; (b) the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, their involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission, or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended, or vacated; or (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited any of our directors’ or officers’ involvement in any type of business or securities activities. Similarly, Mr. McGraw is not a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii) and Rule 230.506(d)(2)(ii) of the Securities and Exchange Commission.

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Identification of Significant Employees.

We employ no significant employees other than Mr. McGraw, the aforementioned sole officer and director.

Family Relationships.

We currently do not have any officers or directors who are related to one another.

Committees

We do not currently have an audit, compensation or nominating committee. Our Board of Directors, currently comprised of a sole member, is expected for the foreseeable future to act as a “committee of the whole” board and, as such, is not expected to have separate audit, compensation and nominating committees. Following the completion and effectiveness of this offering and after FINRA permits us to have our securities quoted and issues us a symbol, we intend to include one or more independent directors and intend to adopt a charter for each committee.

The audit committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires the oversight and primary responsibility for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.

The compensation committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires the oversight for implementation and approvals of the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements.

The nominating committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who beneficially own more than 10% of a registered class of equity securities to file initial reports of ownership and reports of change in ownership of common stock and other equity securities with the Commission. Since our inception, and for the foreseeable future, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended; therefore, compliance with Section 16(a) thereof by our officers and directors is not required. Once the Company becomes what is called a “Section 12” reporting company, our officers, directors and greater than 10% stockholders will be required by the Commission’s rules and regulations to furnish us with copies of all Section 16(a) forms they file.

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ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates compensation paid, granted, issued or accrued to our directors and any executive officers from the date of our inception:

Name and Principal Position: Kinney (Ken) L. McGraw, President (1)

$-0- Salary (Accrued)

$-0- Bonus

$-0- Stock Awards

$-0- Option Awards

$-0- Non-Equity Incentive Plan Compensation

$-0- Nonqualified Deferred Compensation Earnings

$-0- All Other Compensation

$-0- Total

Basis of Presentation for Summary Compensation Table.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his resignation, retirement, or other involuntary termination of employment by us, any change in control, or a change in the responsibilities of any of our directors or executive officers following a change in our control.

Outstanding Equity Award.

There are no current outstanding equity awards available to our executive officers.

Long-Term Incentive Plans.

There are no arrangements or plans under which we would provide pension, retirement or like benefits for our directors or executive officers.

43

Compensation of Directors.

At present, our sole director receives no annual stipend, salary or bonus for his service as a member of our Board of Directors.

ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of shares of our common stock owned beneficially as of April 1, 2018, by: (i) our sole director; (ii) our sole executive officer; and (iii) each person or group known by us to beneficially own more than 5% of the outstanding shares of our common stock.

Unless otherwise indicated, the shareholder listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (2)	Per Cent of Class (3)

Kinney (Ken) L. McGraw (1) and (4)	Common	2,000,000	100%

All Officers & Directors as Group	Common	2,000,000	100%

_____________

(1)	For purposes of this disclosure, the address for Mr. McGraw is that of the Company.
(2)

The number and percentage of shares beneficially owned is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(3)	Based on 2,000,000 issued and outstanding shares of our common stock as of April 1, 2018.
(4)	Through McGraw Capital, Inc., the personal holding company of Mr. McGraw.

44

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, which may result in a change in our control.

Legal and Disciplinary History of Our Beneficial Owner(s)

During the last five years, excluding traffic violations and minor offenses, no officer, director or greater than 5% beneficial owner of our common stock has been: (a) convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding; (b) the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, his/their involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended or vacated; (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limit his/their involvement in any type of business or securities activities; or (e)a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii), and Rule 230.506(d)(2)(ii) of the Securities and Exchange Commission.

ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

Other than loans provided to us by Kinney (Ken) L. McGraw (on customary third-party lender terms), there are no transactions where management has a direct or indirect personal interest. See Note 6 to the Financial Statements for more information on these loans.

We believe that lack of self-interest extends to the relationship between the Company and Midnight Entertainment (see “Description of Business”) even though the respective principals of both are father and son.  That lack of self-interest is because, in management’s opinion, Mr. McGraw III owns 100% of Midnight Entertainment, is emancipated, his career has been carved out his career path in eSports over the last 14 years on his own autonomous merits.  In addition, the Company recognizes that the Advisory Board includes Lori McGraw (the wife of Mr. McGraw Jr. and mother of Mr. McGraw III) and Mr. McGraw III; both were invited to so serve based on their independent careers and, we are satisfied, will objectively contribute to the Company’s business plan as revised to concentrate on eSports (in contrast to the prior conglomerate philosophy).  Finally, in our view, these relationships are entered into are (as will future relationships) entered on terms less favorable to the Company than those that can be obtained from any unaffiliated third party.

45

ITEM 14.

SECURITIES BEING OFFERED

Organized in Delaware on October 11, 2016, the Company’s authorized capital stock consists of 100,000,000 shares of common stock (par value of $0.00001) and 5,000,000 shares of preferred stock (par value as well of $0.00001). As of April 1, 2018, we had 2,000,000 shares of common stock issued and outstanding, and no shares of preferred stock outstanding.

We will be applying for a CUSIP identifier for our common stock concurrent with the decision to make filings to create a trading market.

Once this Offering is made to become effective by the Commission, we expect to obtain trading authority with FINRA, DTC and a listing on OTCMarkets, an alternative trading platform operated, managed and overseen by OTCMarkets Group, Inc. Although there can be no certainty FINRA will grant us our symbol request, we will apply to have the symbol “MDNT”

We have not had any trading suspension orders or any other type of administrative action or order issued by the Commission or FINRA at any time from the date of our inception.

The shares of our common stock that were issued prior to this Offering, and that are subject to further “insider” restrictions under Rule 144 within the Securities Act of 1933, bear the following restrictive legend: “The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended, or applicable state securities laws. The securities have been acquired for investment and not with a view toward resale and may not offered for sale, sold, transferred or assigned in the absence of an effective offering for the securities under the Securities Act of 1933, as amended, or applicable state securities laws, unless the company has received an opinion of counsel which is satisfactory to the company, to the extent that such registrations are not required.”

We have not performed a stock split, paid a stock dividend, effected a recapitalization of our securities, entered into a merger, acquired any material asset, partnership or corporation, effected a spin-off or performed a reorganization from our date of inception and, with the exception of the acquisition of material assets contemplated in this Offering Circular, no such acts or activities in future are being contemplated.

46

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Dividends. Subject to the rights of holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock, and the holders of Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock.)

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Preferred Stock.

Our Articles of Incorporation provide that up to 5,000,000, shares of Preferred Stock may be issued from time to time in one or more series. Our Board of Directors has the authority to fix and determine the number of shares constituting each such series and the relative rights, preferences, privileges and immunities, if any, as well as any qualifications, limitations or restrictions thereof, of the shares thereof, including the authority to fix and determine the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any wholly unissued series of preferred stock and to increase or decrease the number of shares of any outstanding series, without further vote or action by shareholders.

47

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Board Composition and Filling Vacancies.

Our Bylaws provide that directors may be removed only for cause and then only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Furthermore, the Bylaws provide that any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our Board of Directors.

No Written Consent of Stockholders.

Our articles of incorporation do not provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting. Delaware law permits a majority of stockholders to take action pursuant to a written consent so long as (i) a majority of shares owned by the stockholders sign the writing, (ii) each signatory dates his signature and (iii) all of the signatures are dated within 60 days of the effective date of the consent. This may limit a stockholder’s access to and the ability of a stockholder to vote on an action being considered by the Company that would otherwise be required to be presented to and voted on at a validly organized meeting of the stockholders. In the future we intend to present to the stockholders a resolution to amend our articles of incorporation that would prohibit written consents by a majority of the stockholders. If adopted by the stockholders, this proposal may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

48

Meetings of Stockholders

Our articles of incorporation and bylaws provide that only a majority of the members of our Board of Directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements.

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Articles of Incorporation and Bylaws.

Any amendment of our articles of incorporation must first be approved by a majority of our Board of Directors, and if required by law or our articles of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability, and the amendment of our bylaws and articles of incorporation must be approved by not less than 51% of the outstanding shares entitled to vote on the amendment, and not less than 51% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 51% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

49

Undesignated Preferred Stock.

Our articles of incorporation, as amended, provide for 5,000,000 authorized shares of preferred stock, par value $0.00001 per share. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Shares Eligible for Future Sale.

Prior to this Offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

If all Shares of common stock are sold, 3,250,000 shares of common stock will be outstanding (1,250,000 from the Offering and 2,000,000 previously issued to the Principal Shareholder. The number of shares outstanding upon completion of this Offering assumes:

•	the issuance of 1,250,000 shares of common stock, the maximum offering during this Offering Period.

•	no issuance of options or warrants (or exercise).

50

All of the Shares sold in this Offering will be freely tradable unless purchased by our affiliates. The remaining shares of common stock outstanding after this Offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144.

Rule 701 Inapplicable

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants, or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144. The Company has not adopted such plan and none is currently expected to be adopted.

Lock-up and Market Stand-Off Agreements

Our sole director and officer has agreed that he will not sell any common stock for a period of 180 days from the date of this Offering Circular.

Trading Suspensions; Administrative Actions

Neither the Company nor the sole director/officer have had any trading suspension orders or any other type of administrative action or order issued by the Commission or FINRA at any time.

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We have not performed a stock split, paid a stock dividend, effected a recapitalization of our securities, entered into a merger, acquired any material asset, partnership or corporation, effected a spin-off, or performed a reorganization from our date of inception and, with the exception of the acquisition of the material assets outlined in this Offering Circular, no such acts or activities in future are being contemplated.

Personal Liability of Shareholders

Under Section 282 of the Delaware Business Corporation Act, as amended, and pursuant to our articles of incorporation, no shareholder may be held personally liable for any debts, liabilities or obligations of the Company.

Transfer Agent and Registrar

Island Stock Transfer, Inc.

15500 Roosevelt Boulevard

Clearwater, Florida 33760

Telephone: (727) 289-0010

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PART F/S

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Midnight Gaming Corporation

(formerly known as McGraw Conglomerate Corp)

We have audited the accompanying balance sheet of Midnight Gaming Corporation (formerly known as McGraw Conglomerate Corp.) as of September 30, 2017 and the related statement of operations, stockholder's deficit and cash flows for the period from October 11, 2016 (inception) to September 30, 2017. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midnight Gaming Corporation (formerly known as McGraw Conglomerate Corp.) as of September 30, 2017 and the results of its operations and its cash flows for the period from October 11, 2016 (inception) to September 30, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred a loss since inception, had a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ankit Consulting Services, Inc.

Certified Public Accountants

Rancho Santa Margarita

May 18, 2018

F-1

Midnight Gaming Corporation
(formerly McGraw Conglomerate Corporation)
Balance Sheet
As of September 30, 2017

ASSETS
Current Assets
Cash and cash equivalents	$43

Total Assets	$43

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued Expenses	$18,066
Note Payable - related party	47,644

Total Current Liabilities	65,710

Stockholders' deficit:
Preferred stock (par 0.00001, 5,000,000 shares authorized, and none issued and outstanding)	-
Common stock (par 0.00001, 100,000,000 shares authorized, and 2,000,000 issued and outstanding)	20
Additional paid in capital	25,180
Accumulated Deficit	(90,867)

Total stockholders' deficit	(65,667)

TOTAL LIABILITIES AND DEFICIT	$43

The accompanying notes are an integral part of these financial statements

F-2

Midnight Gaming Corporation
(formerly McGraw Conglomerate Corporation)
Statement of Operations
For the Period from October 11, 2016 (Inception) to September 30, 2017

Revenue, net	$-

Operating Expenses:
Accounting fees	4,006
Attorney fees	25,000
Audit fees	10,500
Crowd funding	17,483
Imputed compensation expense	25,000
Other general and administrative expenses	7,306

Total Operating Expenses	89,295

Loss from operations	(89,295)

Other Expenses
Interest expense	1,572

Net loss before income taxes	(90,867)

Provision for income taxes	-

Net loss	$(90,867)

Loss per share
Basic & Diluted	$(0.053)
Weighted average number of shares outstanding
Basic & Diluted	1,718,310

*weighted average number of dilutive shares is the same since the dilutive shares are anti dilutive in nature.

The accompanying notes are an integral part of these financial statements

F-3

Midnight Gaming Corporation
(formerly McGraw Conglomerate Corporation)
Statement of Changes in Stockholders' Equity/Deficit
For the Period from October 11, 2016 (Inception) to September 30, 2017

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity/(Deficit)

Issuance of Stock for Cash	2,000,000	$20	$180	$-	$200

Imputed Compensation			25,000		25,000
Net Income from inception (October 11, 2016) to September 30, 2017				(90,867)	(90,867)

Balance - September 30, 2017	2,000,000	$20	$25,180	$(90,867)	$(65,667)

The accompanying notes are an integral part of these financial statements

F-4

Midnight Gaming Corporation
(formerly McGraw Conglomerate Corporation)
Statement of Cash Flows
For the Period from October 11, 2016 (Inception) to September 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(90,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed compensation expense	25,000
Increase in accrued expenses	18,066

Net cash used in operating activities	(47,801)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	200
Related party note proceeds received	47,644

Net cash provided by financing activities	47,844

NET INCREASE IN CASH AND CASH EQUIVALENTS	43

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	-

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$43

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-
Income tax paid	$-

The accompanying notes are an integral part of these financial statements

F-5

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2017

NOTE 1: DESCRIPTION OF BUSINESS

Midnight Gaming Corporation (the “Company”) was incorporated in Delaware on October 11, 2016. It is still in the development stage and has no revenue until now.

The Company engages in the business of acquiring income producing business entities during early stages of their respective business life cycle, to enrich the acquisitions business model to result in increased business activity, revenue, and valuation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

The financial statements of the Company for the period from October 11, 2016 (inception) to September 30, 2017 have been prepared in accordance with generally accepted accounting principles.

Cash and cash equivalents

For the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered as cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Fair value of financial instruments and fair value measurements

For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
Level 3:

Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

F-6

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2017

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Property, plant and equipment

Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property, plant and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to believe that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time that the rights exist.

Income taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

At September 30, 2017, the Company had not taken any significant uncertain tax positions on its tax returns for period ended September 30 or in computing its tax provision for 2017. Management has not yet filed any tax return. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally, for three years after they are filed.

F-7

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2017

Basic and diluted earnings per share

Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options, warrants, and stock awards.

New Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. We are evaluating the impact this guidance will have on our financial position and statement of operations.

In May 2014, the FASB issued ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) “ASU 2014-09”. ASU 2014-09 was subsequently amended by ASU No. 2016-10 and 2016-12. As amended, Topic 606 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments create a new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. For a public entity, the amendments to ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of the pronouncement in its financial statements.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

NOTE 3: NOTE PAYABLE – RELATED PARTY

Since inception and until September 30, 2017 this Company is in receipt of $47,644 from the major shareholder of the Company, representing an unsecured note payable bearing interest at 5% per annum. The note along with accrued interest was due on December 31, 2017. The Company accrued interest expenses of $1,572 and paid no interest for the period. Subsequent to the year ended September 30, 2017, the note terms were amended. The note is now due on demand.

F-8

Midnight Gaming Corporation

Notes to Financial Statements

September 30, 2017

NOTE 4: INCOME TAXES

The Company had no income tax expense since inception until September 30, 2017. The blended Federal and State tax rates for the period of 0% applies to income before taxes. The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities at September 30, 2017 are as follows:

Deferred tax liabilities:

Net loss before taxes	$(90,867)

Deferred tax	0

Less deferred tax asset on net operating loss	0

Net deferred tax liability	$0

NOTE 5: GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $90,867 as of September 30, 2017. To date, the operations have been financed through the loans from related party.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital. This company expects to raise capital as a source of financing the project plan. As of September 30, 2017, the Company had minimal operations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We anticipate that we will have to raise additional capital to fund operations in the next 3 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing involves substantial dilution to existing investors.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company received $47,644 during the period from October 11, 2016 (inception) to September 30, 2017 from the shareholder, who owns 100% of the shares of the Company, representing an unsecured note payable bearing interest at 5% per annum. Accrued interest of $1,572 is payable along with the principle on December 31, 2017. No interest was paid until now. The note terms were amended subsequent to the year ended September 30, 2017. The note holder agrees to advance money to the company as needed and the note will be due on demand.

The Company also imputed $25,000 as compensation for the officer for the time spent by the officer for the operations of the Company. The amount was recorded as the officer’s capital contribution to the Company.

NOTE 7: STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock with $0.00001 par. The initial issuance was 1,666,667 shares for $200. Subsequent to March 31, 2018, on April 1, 2018, the Company cancelled the certificate of 1,666,667 and issued a new share certificate of 2,000,000 shares of common stock. The stockholder's equity has been retroactiovely restated to give effect to the transaction.

The Company imputed $25,000 since inception as compensation for the officer of the Company for the time spent in the Company and is recorded as a capital contribution to the Company.

The Company is authorized to issue 5,000,000 shares of preferred stock with $0.00001 par. No preferred stock has been issued until now.

NOTE 8: SUBSEQUENT EVENTS

•

Subsequent to the year ended September 30, 2017, the Company amended the terms of the note payable. The related party agreed to advance money to the Company as needed at 5% per annum. The note will be due on demand.

•	On April 1, 2018 the Company canceled all 1,666,667 common shares and replaced them by issuing 2,000,000 new shares of common stock for par value of $0.00001 per share.
•	On April 1, 2018 the Company changed its name from McGraw Conglomerate Corporation to Midnight Gaming Corporation.
•	There have been no other significant subsequent events since the balance sheet date.

F-9

Midnight Gaming Corporation
(formerly McGraw Conglomerate Corporation)
Balance Sheet

	As of	As of
	March 31, 2018	September 30, 2017
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,667	$43

Total Assets	$3,667	$43

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued Expenses	$21,782	$18,066
Note Payable - related party	133,554	47,644

Total Current Liabilities	155,336	65,710

Stockholders' deficit:
Preferred stock (par 0.00001, 5,000,000 shares authorized, and none issued and outstanding)	-	-
Common stock (par 0.00001, 100,000,000 shares authorized, and 2,000,000 issued and outstanding)	20	20
Additional paid in capital	55,180	25,180
Accumulated Deficit	(206,869)	(90,867)

Total stockholders' deficit	(151,669)	(65,667)

TOTAL LIABILITIES AND DEFICIT	$3,667	$43

The accompanying notes are an integral part of these unaudited interim financial statements

F-10

Midnight Gaming Corporation
(formerly McGraw Conglomerate Corporation)
Unaudited Statement of Operations

	Three	Three	Six	From Inception
	months	months	months	(10/11/2016)
	ended	ended	ended	to
	3/31/2018	3/31/2017	3/31/2018	3/31/2017

Revenue, net	$-	$-	$-	$-

Operating Expenses:
Advertising and marketing	14,241	-	14,741	-
Accounting fees	2,503	-	2,503	1,696
Attorney fees	10,000	7,500	10,000	25,000
Audit fees	2,500	1,050	2,500	2,250
Crowd funding	6,500	-	11,024	-
Imputed compensation expense	15,000	-	30,000	-
Travel	30,057	-	32,270	-
Other general and administrative expenses	5,333	364	11,341	3,234

Total Operating Expenses	86,134	8,914	114,379	32,180

Loss from operations	(86,134)	(8,914)	(114,379)	(32,180)

Other Expenses
Interest expense	953	440	1,623	526

Net loss before income taxes	(87,087)	(9,354)	(116,002)	(32,706)

Provision for income taxes	-	-	-	-

Net loss	$(87,087)	$(9,354)	$(116,002)	$(32,706)

Loss per share
Basic & Diluted	$(0.044)	$(0.005)	$(0.058)	$(0.023)
Weighted average number of shares outstanding
Basic & Diluted	2,000,000	2,000,000	2,000,000	1,418,605

____________

*weighted average number of dilutive shares is the same since the dilutive shares are anti dilutive in nature.

The accompanying notes are an integral part of these unaudited interim financial statements

F-11

Midnight Gaming Corporation
(formerly McGraw Conglomerate Corporation)
Unaudited Statement of Cash Flows

		From Inception
	Six months	(10/11/2016)
	ended	to
	3/31/2018	3/31/2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(116,002)	$(32,706)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed compensation expense	30,000	-
Increase in accrued expenses	3,716	526

Net cash used in operating activities	(82,286)	(32,180)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	-	200
Related party note proceeds received	85,910	31,999

Net cash provided by financing activities	85,910	32,199

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,624	19

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	43	-

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$3,667	$19

SUPPLEMENTAL DISCLOSURES:
Interest paid	-	-
Income tax paid	-	-

The accompanying notes are an integral part of these unaudited interim financial statements

F-12

Midnight Gaming Corporation

Notes to Unaudited Financial Statements

March 31, 2018

NOTE 1: DESCRIPTION OF BUSINESS

Midnight Gaming Corporation (the “Company”) was incorporated in Delaware on October 11, 2016. It is still in the development stage and has no revenue until now.

The Company engages in the business of acquiring income producing business entities during early stages of their respective business life cycle, to enrich the acquisitions business model to result in increased business activity, revenue, and valuation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

The financial statements of the Company for the six months ended March 31, 2018 have been prepared in accordance with generally accepted accounting principles.

Cash and cash equivalents

For the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered as cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Fair value of financial instruments and fair value measurements

For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
Level 3:

Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

F-13

Midnight Gaming Corporation

Notes to Unaudited Financial Statements

March 31, 2018

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Property, plant and equipment

Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property, plant and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to believe that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time that the rights exist.

Income taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

At March 31, 2018, the Company had not taken any significant uncertain tax positions on its tax returns for period ended March 31 or in computing its tax provision for 2017-18. Management has not yet filed any tax return. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally, for three years after they are filed.

F-14

Midnight Gaming Corporation

Notes to Unaudited Financial Statements

March 31, 2018

Basic and diluted earnings per share

Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options, warrants, and stock awards.

New Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. We are evaluating the impact this guidance will have on our financial position and statement of operations.

In May 2014, the FASB issued ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) “ASU 2014-09”. ASU 2014-09 was subsequently amended by ASU No. 2016-10 and 2016-12. As amended, Topic 606 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments create a new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. For a public entity, the amendments to ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of the pronouncement in its financial statements.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

NOTE 3: NOTE PAYABLE – RELATED PARTY

The Company is in receipt of $133,554 as of March 31, 2018 since inception, from the major shareholder of the Company, representing an unsecured note payable bearing interest at 5% per annum. Interest and principle were due on December 31, 2017. The Company accrued interest expenses of $3,195 and paid no interest for the period. Subsequent to March 31, 2018, the terms of the note were amended. The note holder agrees to advance money to the company as needed at 5% per annum. The note will be due on demand.

NOTE 4: INCOME TAXES

The Company had no income tax expense since inception until March 31, 2018. The blended Federal and State tax rates for the period of 0% applies to income before taxes. The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities at March 31, 2018 are as follows:

Deferred tax liabilities:

Net loss before taxes	$(206,868)

Deferred tax	0

Less deferred tax asset on net operating loss	0

Net deferred tax liability	$0

F-15

Midnight Gaming Corporation

Notes to Unaudited Financial Statements

March 31, 2018

NOTE 5: GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $206,868 as of March 31, 2018. To date, the operations have been financed through the loans from related party.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital. This company expects to raise capital as a source of financing the project plan. As of March 31, 2018, the Company had minimal operations. There can be no assurance that management will be successful in implementing its plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We anticipate that we will have to raise additional capital to fund operations in the next 3 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing involves substantial dilution to existing investors.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company received $135,554 during the period from October 11, 2016 (inception) to March 31, 2018 from the McGraw Capital Corporation, who owns 100% of the shares of the Company, representing an unsecured note payable bearing interest at 5% per annum. Accrued interest of $3,195 is payable along with the principle on December 31, 2017. No interest has been paid to date. The note is due on demand. Subsequent to March 31, 2018, the Company amended the terms of the note payable. The related party agreed to advance money to the Company as needed at 5% per annum. The note will be due on demand.

The Company imputed $30,000 as compensation for the officer of the Company for the time spent in the Company and is recorded as the capital contribution to the Company.

NOTE 7: STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock with $0.00001 par. The initial issuance was 1,666,667 shares for $200. Subsequent to March 31, 2018, on April 1, 2018, the Company cancelled the certificate of 1,666,667 and issued a new share certificate of 2,000,000 shares of common stock. The stockholder's equity has been retroactiovely restated to give effect to the transaction.

The Company imputed $30,000 during the six months ended March 31, 2018 as compensation for the officer of the Company for the time spent in the Company and is recorded as a capital contribution to the Company.

The Company is authorized to issue 5,000,000 shares of preferred stock with $0.00001 par. No preferred stock has been issued until now.

NOTE 8: SUBSEQUENT EVENTS

•	Subsequent to March 31, 2018, the Company amended the terms of the note payable. The related party agreed to advance money to the Company as needed at 5% per annum. The note will be due on demand.
•	On April 1, 2018 the Company canceled all 1,666,667 common shares and replaced them by issuing 2,000,000 new shares of common stock for par value of $0.00001 per share.
•	On April 1, 2018 the Company changed its name from McGraw Conglomerate Corporation to Midnight Gaming Corporation.
•	There have been no other significant subsequent events since the balance sheet date.

F-16

Items 16/17

Index to Exhibits/Description of Exhibits

*1.1	Selling Agent Agreement
*1.2	Lock Up Agreement
*3.1(a)	Articles of Incorporation
*3.1(b)	Amendment to Articles of Incorporation (Name Change)
*3.2	Bylaws
*4	Subscription Agreement-Amended
*6	CrowdPay White Label Crowdfunding Website Software Licensing Agreement
**8.1	Escrow Agent Agreement
**8.2	Escrow Bank Documentation
*8.3	Letter of Intent (no longer applicable): C&C Kolorpatch
*8.4	Letter of Intent (no longer applicable): ADR Custom Builders
8.5	Letter of Intent (while no longer applicable, inadvertently omitted from prior filings): TCM, Inc.
8.6	Letter of Intent: Midnight Entertainment, Inc.
11	Auditor Consent
12	Opinion of Counsel
*15	McGraw (now Midnight) Website Script

_____________

*	Previously filed and not filed herewith.
**	Escrow Agent Agreement and associated Escrow Bank Documentation previously filed are no longer applicable since there is no longer a minimum offering.

54

Pursuant to the requirements of Regulation A under the Securities Act of 1933, the Issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Post-Effective Amendment No.  2 to the Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schaumburg, Illinois on May 24, 2018.

Midnight Gaming Corporation (formerly McGraw Conglomerate Corporation), a Delaware corporation

By:	/s/ Kinney L. McGraw
Kinney L. McGraw
President/CEO

55

*1.1	Selling Agent Agreement
*1.2	Lock Up Agreement
*3.1(a)	Articles of Incorporation
*3.1(b)	Amendment to Articles of Incorporation (Name Change)
*3.2	Bylaws
*4	Subscription Agreement-Amended
*6	CrowdPay White Label Crowdfunding Website Software Licensing Agreement
**8.1	Escrow Agent Agreement
**8.2	Escrow Bank Documentation
*8.3	Letter of Intent (no longer applicable): C&C Kolorpatch
*8.4	Letter of Intent (no longer applicable): ADR Custom Builders
8.5	Letter of Intent (while no longer applicable, inadvertently omitted from prior filings): TCM, Inc.
8.6	Letter of Intent: Midnight Entertainment, Inc.
11	Auditor Consent
12	Opinion of Counsel
*15	McGraw (now Midnight) Website Script

_________________

*	Previously filed and not filed herewith.
**	Escrow Agent Agreement and associated Escrow Bank Documentation previously filed are no longer applicable since there is no longer a minimum offering.

56